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                                                                  EXHIBIT (i)(2)

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                 February 25, 2010

Van Kampen Trust II
522 Fifth Avenue
New York, New York 10036

     Re: Post-Effective Amendment No. 6 to the
         Registration Statement on Form N-1A
         for the Van Kampen Trust II (the "Registration Statement") (File Nos. 333-153900 and 811-22242)

Ladies and Gentlemen:

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP